Calculation of Filing Fee Tables
S-1
Decoy Therapeutics Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	808,000	$ 6.07	$ 4,904,560.00	0.0001381	$ 677.32
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,904,560.00		$ 677.32
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 677.32
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover an indeterminate number of additional shares of common stock, par value $0.0001 per share ("Common Stock"), of Decoy Therapeutics Inc. (the "Registrant") as may be issued or issuable resulting from stock splits, stock dividends or similar transactions. (2) Includes (i) up to 800,000 shares of Common Stock that are issuable pursuant to a securities purchase agreement, dated December 12, 2024, as amended (the "Purchase Agreement"), by and between the Registrant and C/M Capital Master Fund, LP ("Capital Master"), as Purchase Shares, and (ii) up to 8,000 shares of Common Stock that are issuable to Capital Master as consideration for Capital Master's execution and delivery of the Purchase Agreement, as Commitment Shares. The Registrant will not receive any proceeds from the resale of such shares by the selling stockholder. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low prices for a share of the Registrant's Common Stock as reported on the Nasdaq Stock Market, LLC on June 8, 2026, which is a date within five business days of the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date